Exhibit 99.1

Groupon Announces Fourth Quarter and Fiscal Year 2013 Results

•	Fourth quarter gross billings of $1.6 billion, $5.8 billion for the full year

•	Fourth quarter revenue of $768.4 million, $2.6 billion for the full year

•	Fourth quarter Adjusted EBITDA of $72.0 million, $286.7 million for the full year

•	Operating income excluding stock compensation and acquisition costs of $47.9 million, $197.2 million for the full year

•	Fourth quarter GAAP loss per share of $0.12; earnings per share of positive $0.04 excluding stock compensation, acquisition costs and the impairment of a minority investment in China

CHICAGO - February 20, 2014 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter and fiscal year ended December 31, 2013.

"Our record performance in the quarter was led by strength in Goods, as shoppers increasingly looked to Groupon to fill their holiday needs," said Eric Lefkofsky, CEO of Groupon. "Our mobile business continued to gain momentum as our worldwide mobile transaction mix increased more than 10% in the quarter, to nearly 50% in December. With another 9 million downloads this quarter, we now have nearly 70 million app downloads to date."

"We’re also excited to welcome Ticket Monster and ideeli to the Groupon family. The acquisitions bring scale, relationships, and category expertise, making Groupon an even better place to start when you want to do or buy just about anything, anytime, anywhere."

Fourth Quarter 2013 Summary

Gross billings, which reflect the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds, increased 5% globally to $1.6 billion in the fourth quarter 2013, compared with $1.5 billion in the fourth quarter 2012. North America growth of 10% and EMEA growth of 6% was offset by an 11% decline in Rest of World.

Revenue increased 20% to $768.4 million in the fourth quarter 2013, compared with $638.3 million in the fourth quarter 2012. North America revenue growth of 18% and EMEA growth of 43% was offset by a 15% decline in Rest of World.

Gross profit increased 6%, to $378.2 million in the fourth quarter 2013, compared with $355.8 million in the fourth quarter 2012.

Adjusted EBITDA, a non-GAAP financial measure, was $72.0 million in the fourth quarter 2013, compared with $29.7 million in the fourth quarter 2012.

Operating income was $13.4 million in the fourth quarter 2013, compared with an operating loss of $12.9 million in the fourth quarter 2012.

Operating income excluding stock compensation and acquisition-related costs, net, a non-GAAP financial measure, was $47.9 million in the fourth quarter 2013, compared with $13.7 million in the fourth quarter 2012.

Fourth quarter 2013 net loss attributable to common stockholders was $81.2 million, or $0.12 per share, including stock compensation and acquisition-related costs, net, of $34.5 million ($31.0 million net of tax). Fourth quarter 2013 results include a pre-tax non-operating loss of $85.5 million ($77.8 million net of tax) related to the impairment of a minority investment in China. Earnings per share excluding this impairment charge, stock compensation and acquisition-related costs, net of tax, a non-GAAP financial measure, was $0.04 per share.

Operating cash flow for the trailing twelve months ended December 31, 2013 was $218.4 million. Free cash flow, a non-GAAP financial measure, was $158.3 million in the fourth quarter 2013, bringing free cash flow for the trailing twelve months ended December 31, 2013 to $154.9 million.

At the end of the quarter, Groupon had $1.2 billion in cash and cash equivalents.

Full Year 2013 Summary

Gross billings increased 7% globally to $5.8 billion in 2013, compared with $5.4 billion in 2012. North America growth of 20% and EMEA growth of 3% was offset by a 14% decline in Rest of World.

Revenue increased 10% to $2.6 billion in 2013, compared with $2.3 billion in 2012. North America revenue growth of 31% was offset by an 8% decline in EMEA and a 15% decline in Rest of World.

Gross profit decreased 7%, to $1.5 billion in 2013, compared with $1.6 billion in 2012.

Adjusted EBITDA, a non-GAAP financial measure, was $286.7 million in 2013, compared with $259.5 million in 2012.

Operating income was $75.8 million in 2013, compared with $98.7 million in 2012.

Operating income excluding stock compensation and acquisition-related costs, net, a non-GAAP financial measure, was $197.2 million in 2013, compared with $203.7 million in 2012.

Full year 2013 net loss attributable to common stockholders was $95.4 million, or $0.14 per share, including stock compensation and acquisition-related costs, net, of $121.5 million ($90.7 million net of tax). 2013 results include a pre-tax non-operating loss of $85.5 million ($77.8 million net of tax) related to the impairment of a minority investment in China in the fourth quarter. Earnings per share excluding this impairment charge, stock compensation and acquisition-related costs, net of tax, a non-GAAP financial measure, was $0.11 per share.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled "Non-GAAP Financial Measures" and in the accompanying tables.

Operating Highlights

•
Units: Global units, defined as vouchers and products sold before cancellations and refunds, increased 11% year-over-year to 56 million in the fourth quarter 2013. North America units increased 17%, EMEA units increased 9%, and Rest of World units decreased 1% year-over-year.

•
Active deals: At the end of the fourth quarter 2013, on average, active deals in North America were approximately 80,000, compared with more than 65,000 at the end of the third quarter 2013. Globally, active deals exceeded 140,000 at the end of the fourth quarter 2013.

•
Active customers: Active customers, or customers that have purchased a voucher or product within the last twelve months, grew 9% year-over-year, to 44.9 million as of December 31, 2013, comprising 20.8 million in North America, 14.2 million in EMEA, and 9.9 million in Rest of World.

•	Customer spend: Fourth quarter 2013 trailing twelve month billings per average active customer was $134, compared with $137 in the third quarter 2013.

•
Mobile: In December 2013, nearly 50% of global transactions were completed on mobile devices. Nearly 70 million people have now downloaded Groupon mobile apps worldwide, with approximately 9 million people downloading them in the fourth quarter alone.

•
Marketplace: The rollout of Groupon’s marketplace ("Pull") continued to gain traction. In December 2013, approximately 8% of total traffic in North America searched, with customers that searched spending over 50% more than those that did not.

Share Repurchase Program
During the fourth quarter 2013, Groupon repurchased 3,661,900 shares of Class A common stock under its share repurchase authorization at an average price of $10.26 per share, for an aggregate purchase price of $37.6 million. During the full year 2013, Groupon repurchased 4,432,800 shares at an average price of $10.51 per share, for an aggregate purchase price of $46.6 million. Groupon is authorized to repurchase up to approximately $253.4 million of Class A common stock under the August 2013 share repurchase authorization. The program, which is intended to partially offset dilution from employee stock grants, terminates in August 2015.

Subsequent Events
On January 2, 2014, Groupon completed the acquisition of LivingSocial Korea, Inc., the holding company that owns Ticket Monster, for $100 million in cash and $163 million in Groupon Class A common stock. Ticket Monster is a leading Korean ecommerce company, with a broad range of local, travel, and product offers, and is one of the fastest growing ecommerce companies in the region.

On January 13, 2014, Groupon completed the acquisition of Ideeli, Inc. for $43 million in cash. Ideeli is a leading online flash fashion retailer, further extending Groupon’s presence in fashion apparel.

Outlook
In the first quarter 2014, Groupon expects one-time costs related to the integration of its recent acquisitions, specifically as it consolidates Ticket Monster with its Korean business, and makes investments to drive ideeli growth and profitability. Together, in the first quarter, they are expected to contribute approximately $50 million to revenue, and have an approximately $20 million negative impact on Adjusted EBITDA. In addition, Groupon anticipates approximately $25 million of additional investment in marketing and other growth initiatives to drive adoption of the marketplace. As a result, for the first quarter 2014, the Company expects revenue of between $710 million and $760 million, Adjusted EBITDA of between $20 million and $40 million, and earnings per share excluding stock compensation, amortization of acquired intangibles, and acquisition-related expenses, net of tax, of between negative $0.04 and negative $0.02.

As a result of growth investments anticipated in 2014, Groupon expects Adjusted EBITDA for the full year to be slightly above 2013 levels.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CT / 5:00 p.m. ET, and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net, Adjusted EBITDA, free cash flow and earnings per share excluding stock-based compensation, acquisition-related expense (benefit), net, and the impairment of a minority investment in China. These non-GAAP financial measures are presented to aid investors in better understanding Groupon's performance and to facilitate comparisons to many of our peers who present similar measures. However, these measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and, beginning in 2013, also includes external transaction costs related to business combinations, primarily consisting of legal and advisory fees. External transaction costs were not material for the prior periods presented in this release and the accompanying tables. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization because it is non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Impairment of a minority investment in China. For the three months ended December 31, 2013, we recognized an $85.5 million other-than-temporary impairment of our minority investment in Life Media Limited ("F-tuan"), an entity with operations in China. This impairment reduced the carrying value of the investment to zero as of December 31, 2013. We have excluded this impairment from our non-GAAP earnings per share measure, described below, because we believe that excluding this item provides meaningful supplemental information about our core operating performance on a per share basis and facilitates comparisons to our historical operating results.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the comparable period.

Operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net is a non-GAAP financial measure that comprises the consolidated total of the segment operating income (loss) of our three segments, North America, EMEA, and Rest of World. We have used consolidated operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net to allocate resources and evaluate performance internally. However, in recent periods, our management and Board of Directors have increasingly focused on Adjusted EBITDA, described below, as the primary non-GAAP measure for evaluating our consolidated operating results. Accordingly, we do not expect to continue to report Operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net on a consolidated basis in future periods.
Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, and acquisition-related expense (benefit), net. Adjusted EBITDA is similar to Operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net, except Adjusted EBITDA also excludes depreciation and amortization. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
Earnings per share excluding stock-based compensation, acquisition-related expense (benefit), net and the impairment of a minority investment in China is a non-GAAP financial measure that adjusts our earnings (loss) per share to exclude the impact of stock-based compensation expense, acquisition-related expense (benefit), net and the impairment of a minority investment in China, and the income tax effect of those items. We believe that this non-GAAP financial measure provides useful supplemental information for evaluating our operating performance.
Beginning in the first quarter 2014, we will be changing our non-GAAP earnings per share measure to exclude amortization of acquired intangible assets, net of tax, in addition to stock compensation and acquisition-related expenses, which we have excluded historically. Given the significant acquisition activity in January 2014 and potential acquisition activity in the future, we believe that excluding non-cash amortization of acquired intangible assets from our non-GAAP earnings per share measure in future periods will enable more meaningful comparisons with our historical results.
Free cash flow is a non-GAAP financial measure that comprises net cash provided by operating activities less purchases of property and equipment and capitalized software. We use free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter or the future are forward-looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy; responding to changes in the market; effectively dealing with challenges arising from our international operations; retaining existing customers and adding new customers; retaining existing merchant partners and adding new merchant partners; incurring expenses as we expand our business; competing against competitors with more financial resources than us; maintaining favorable terms with our business partners; maintaining a strong brand; managing inventory and order fulfillment; integrating our technology platforms; managing refund risks; retaining our executive team; litigation; regulations, including the CARD Act and regulation of the Internet; tax liabilities; tax legislation; maintaining our information technology infrastructure; security breaches; protecting our intellectual property; handling acquisitions, joint ventures and strategic investments effectively; seasonality; payment-related risks; customer and merchant partner fraud; global economic uncertainty; compliance with rules and regulations associated with being a public company; and our ability to raise capital if necessary. We urge you to refer to the factors included under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov. Groupon’s actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of February 20, 2014. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is a global leader of local commerce and the place you start when you want to buy just about anything, anytime, anywhere.  By leveraging the company’s global relationships and scale, Groupon offers consumers a vast marketplace of unbeatable deals all over the world. Shoppers discover the best a city has to offer on the web or on mobile with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods.

Groupon is redefining how traditional small businesses attract, retain and interact with customers by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payment processing capabilities, and point-of-sale solutions that help businesses grow and operate more effectively.To search for great deals or subscribe to Groupon emails, visit www.Groupon.com. To download Groupon's five-star mobile apps, visit www.groupon.com/mobile. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.GrouponWorks.com

Contacts:
Investor Relations	Public Relations
Genny Konz	Paul Taaffe
312-999-3098	312-999-3964
ir@groupon.com

Groupon, Inc.
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,				Y/Y % Growth excluding FX(2)	Year Ended December 31,				Y/Y % Growth excluding FX(2)
	2013	2012	Y/Y % Growth	FX Effect(2)		2013	2012	Y/Y % Growth	FX Effect(2)
Gross Billings(1):
North America	$788,721	$718,952	9.7%	$(564)	9.8%	$2,847,244	$2,373,153	20.0%	$(1,115)	20.0%
EMEA	565,713	532,481	6.2%	18,424	2.8%	1,983,599	1,928,508	2.9%	37,588	0.9%
Rest of World	238,673	269,019	(11.3)%	(25,873)	(1.7)%	926,487	1,078,523	(14.1)%	(76,742)	(7.0)%
Consolidated gross billings	$1,593,107	$1,520,452	4.8%	$(8,013)	5.3%	$5,757,330	$5,380,184	7.0%	$(40,269)	7.8%

Revenue:
North America	$443,784	$375,351	18.2%	$(189)	18.3%	$1,521,358	$1,165,700	30.5%	$(380)	30.5%
EMEA	251,205	176,278	42.5%	8,839	37.5%	742,915	805,476	(7.8)%	16,114	(9.8)%
Rest of World	73,458	86,673	(15.2)%	(8,059)	(5.9)%	309,382	363,296	(14.8)%	(27,455)	(7.3)%
Consolidated revenue	$768,447	$638,302	20.4%	$591	20.3%	$2,573,655	$2,334,472	10.2%	$(11,721)	10.7%

Income (loss) from operations	$13,352	$(12,861)	203.8%	$3,306	178.1%	$75,754	$98,701	(23.2)%	$4,042	(27.3)%

Net loss attributable to common stockholders	$(81,247)	$(81,089)				$(95,393)	$(67,377)

Net loss per share:
Basic	$(0.12)	$(0.12)				$(0.14)	$(0.10)
Diluted	$(0.12)	$(0.12)				$(0.14)	$(0.10)

Weighted average number of shares outstanding:
Basic	668,046,073	655,678,123				663,910,194	650,214,119
Diluted	668,046,073	655,678,123				663,910,194	650,214,119

(1)	Represents the total dollar value of customer purchases of goods and services, excluding any applicable taxes and net of estimated refunds. Includes direct billings and third party and other billings.

(2)
Represents the change in financial measures that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months and year ended December 31, 2012.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Operating activities
Net loss	$(78,861)	$(80,047)	$(88,946)	$(51,031)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,132	15,965	89,449	55,801
Stock-based compensation	32,239	26,411	121,462	104,117
Deferred income taxes	(16,830)	(17,259)	(18,055)	(7,651)
Excess tax benefits on stock-based compensation	(8,338)	(2,403)	(20,454)	(27,023)
(Income) loss on equity method investments	(14)	1,231	44	9,925
(Gain) loss, net from changes in fair value of contingent consideration	(895)	153	(3,171)	897
Gain on E-Commerce transaction	—	—	—	(56,032)
Impairment of investments	85,925	50,553	85,925	50,553
Change in assets and liabilities, net of acquisitions:
Restricted cash	2,264	(2,517)	2,183	(4,372)
Accounts receivable	1,990	12,723	10,989	10,534
Prepaid expenses and other current assets	(76,052)	(45,922)	(62,906)	(70,859)
Accounts payable	(5,421)	5,537	(31,288)	18,711
Accrued merchant and supplier payables	160,758	96,029	88,468	149,918
Accrued expenses and other current liabilities	31,843	(20,268)	4,053	47,742
Other, net	25,535	25,531	40,679	35,604
Net cash provided by operating activities	178,275	65,717	218,432	266,834

Net cash used in investing activities	(23,330)	(52,753)	(96,315)	(194,979)

Net cash (used in) provided by financing activities	(55,444)	(6,495)	(81,697)	12,095

Effect of exchange rate changes on cash and cash equivalents	1,114	1,809	(9,237)	2,404
Net increase in cash and cash equivalents	100,615	8,278	31,183	86,354
Cash and cash equivalents, beginning of period	1,139,857	1,201,011	1,209,289	1,122,935
Cash and cash equivalents, end of period	$1,240,472	$1,209,289	$1,240,472	$1,209,289

Groupon, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue:
Third party and other	$401,688	$413,127	$1,654,654	$1,879,729
Direct	366,759	225,175	919,001	454,743
Total revenue	768,447	638,302	2,573,655	2,334,472
Cost of revenue:
Third party and other	52,538	63,905	232,062	297,739
Direct	337,701	218,567	840,060	421,201
Total cost of revenue	390,239	282,472	1,072,122	718,940
Gross profit	378,208	355,830	1,501,533	1,615,532
Operating expenses:
Marketing	56,505	60,913	214,824	336,854
Selling, general and administrative	306,086	307,625	1,210,966	1,179,080
Acquisition-related expense (benefit), net	2,265	153	(11)	897
Total operating expenses	364,856	368,691	1,425,779	1,516,831
Income (loss) from operations	13,352	(12,861)	75,754	98,701
Income (loss) on equity method investments	14	(1,231)	(44)	(9,925)
Other (expense) income, net	(84,847)	(48,279)	(94,619)	6,166
(Loss) income before provision for income taxes	(71,481)	(62,371)	(18,909)	94,942
Provision for income taxes	7,380	17,676	70,037	145,973
Net loss	(78,861)	(80,047)	(88,946)	(51,031)
Net income attributable to noncontrolling interests	(2,386)	(936)	(6,447)	(3,742)
Net loss attributable to Groupon, Inc.	(81,247)	(80,983)	(95,393)	(54,773)
Adjustment of redeemable noncontrolling interests to redemption value	—	(106)	—	(12,604)
Net loss attributable to common stockholders	$(81,247)	$(81,089)	$(95,393)	$(67,377)

Net loss per share
Basic	$(0.12)	$(0.12)	$(0.14)	$(0.10)
Diluted	$(0.12)	$(0.12)	$(0.14)	$(0.10)

Weighted average number of shares outstanding
Basic	668,046,073	655,678,123	663,910,194	650,214,119
Diluted	668,046,073	655,678,123	663,910,194	650,214,119

Groupon, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,240,472	$1,209,289
Accounts receivable, net	83,673	96,713
Deferred income taxes	27,938	31,211
Prepaid expenses and other current assets	210,415	150,573
Total current assets	1,562,498	1,487,786
Property, equipment and software, net	134,423	121,072
Goodwill	220,827	206,684
Intangible assets, net	28,443	42,597
Investments	20,652	84,209
Deferred income taxes, non-current	35,941	29,916
Other non-current assets	39,226	59,210
Total Assets	$2,042,010	$2,031,474
Liabilities and Equity
Current liabilities:
Accounts payable	$27,573	$59,865
Accrued merchant and supplier payables	752,943	671,305
Accrued expenses	226,986	246,924
Deferred income taxes	47,558	53,700
Other current liabilities	132,718	136,647
Total current liabilities	1,187,778	1,168,441
Deferred income taxes, non-current	10,853	20,860
Other non-current liabilities	131,697	100,072
Total Liabilities	1,330,328	1,289,373
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 670,149,976 shares issued and 665,717,176 shares outstanding at December 31, 2013 and 654,523,706 shares issued and outstanding at December 31, 2012	67	65
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at December 31, 2013 and December 31, 2012	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at December 31, 2013 and December 31, 2012	—	—
Additional paid-in capital	1,584,211	1,485,006
Treasury stock, at cost, 4,432,800 shares at December 31, 2013 and no shares at December 31, 2012	(46,587)	—
Accumulated deficit	(848,870)	(753,477)
Accumulated other comprehensive income	24,830	12,446
Total Groupon, Inc. Stockholders' Equity	713,651	744,040
Noncontrolling interests	(1,969)	(1,939)
Total Equity	711,682	742,101
Total Liabilities and Equity	$2,042,010	$2,031,474

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
North America
Gross billings (1)	$788,721	$718,952	$2,847,244	$2,373,153
Revenue	$443,784	$375,351	$1,521,358	$1,165,700
Segment cost of revenue and operating expenses (2)(3)	418,214	358,319	1,380,746	1,025,974
Segment operating income (2)(3)	$25,570	$17,032	$140,612	$139,726
Segment operating income as a percent of segment revenue	5.8%	4.5%	9.2%	12.0%

EMEA
Gross billings (1)	$565,713	$532,481	$1,983,599	$1,928,508
Revenue	$251,205	$176,278	$742,915	$805,476
Segment cost of revenue and operating expenses (2)(3)	214,187	167,502	631,409	699,470
Segment operating income (2)(3)	$37,018	$8,776	$111,506	$106,006
Segment operating income as a percent of segment revenue	14.7%	5.0%	15.0%	13.2%

Rest of World
Gross billings (1)	$238,673	$269,019	$926,487	$1,078,523
Revenue	$73,458	$86,673	$309,382	$363,296
Segment cost of revenue and operating expenses (2)	88,190	98,778	364,295	405,313
Segment operating loss (2)	$(14,732)	$(12,105)	$(54,913)	$(42,017)
Segment operating loss as a percent of segment revenue	(20.1)%	(14.0)%	(17.7)%	(11.6)%

Consolidated
Gross billings (1)	$1,593,107	$1,520,452	$5,757,330	$5,380,184
Revenue	$768,447	$638,302	$2,573,655	$2,334,472
Segment cost of revenue and operating expenses (2)	720,591	624,599	2,376,450	2,130,757
Segment operating income (2)	$47,856	$13,703	$197,205	$203,715
Segment operating income as a percent of segment revenue	6.2%	2.1%	7.7%	8.7%

Stock-based compensation	32,239	26,411	121,462	104,117
Acquisition-related expense (benefit), net	2,265	153	(11)	897
Income (loss) from operations	13,352	(12,861)	75,754	98,701
(Income) loss on equity method investments	(14)	1,231	44	9,925
Other expense (income), net	84,847	48,279	94,619	(6,166)
(Loss) income before provision for income taxes	(71,481)	(62,371)	(18,909)	94,942
Provision for income taxes	7,380	17,676	70,037	145,973
Net loss	$(78,861)	$(80,047)	$(88,946)	$(51,031)

(1)	Represents the total dollar value of customer purchases of goods and services, excluding any applicable taxes and net of estimated refunds. Includes direct billings and third party and other billings.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related expense (benefit), net.

(3)
We record intercompany cross-charges every period for services provided by the United States to our international subsidiaries. We updated our intercompany allocations for those charges during the fourth quarter of 2012, which resulted in a one-time $8.5 million decrease to EMEA Segment operating expenses (increase to EMEA Segment operating income) and a corresponding increase to North America Segment operating expenses (reduction to North America Segment operating income).

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

The following are reconciliations of diluted earnings per share excluding stock-based compensation, acquisition-related expense (benefit), net and the impairment of a minority investment in China and foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures. See "Supplemental Financial Information and Business Metrics" for reconciliations of Adjusted EBITDA, operating income excluding stock-based compensation and acquisition-related (expense) benefit, net and free cash flow to the most comparable U.S. GAAP financial measures.

The following is a reconciliation of diluted net loss per share to diluted earnings per share excluding stock-based compensation, acquisition-related expense (benefit), net and the impairment of Life Media Limited (F-tuan), a minority investment in China, for the three months and year ended December 31, 2013:

	Three Months Ended December 31, 2013	Year Ended December 31, 2013
Net loss attributable to common stockholders	$(81,247)	$(95,393)
Stock-based compensation	32,239	121,462
Acquisition-related expense (benefit), net	2,265	(11)
Impairment of investment in F-tuan	85,521	85,521
Income tax effect of adjustments	(11,301)	(38,504)
Net income attributable to common stockholders excluding stock-based compensation, acquisition-related expense (benefit), net and impairment of investment in F-tuan	$27,477	$73,075

Diluted shares	668,046,073	663,910,194
Incremental diluted shares (1)	16,685,634	15,501,759
Adjusted diluted shares	684,731,707	679,411,953

Diluted net loss per share	$(0.12)	$(0.14)
Impact of stock-based compensation, acquisition-related expense (benefit), net and impairment of investment in F-tuan and the related income tax effects	0.16	0.25
Diluted earnings per share excluding stock-based compensation, acquisition-related expense (benefit), net and impairment of investment in F-tuan	$0.04	$0.11

(1)
Outstanding equity awards are not reflected in the diluted net loss per share calculation for the three months and year ended December 31, 2013 because the effect would be antidilutive. However, those awards have been reflected in the calculation of diluted earnings per share excluding stock-based compensation, acquisition-related expense (benefit), net and the impairment of a minority investment in China for the three months and year ended December 31, 2013 because they have a dilutive effect on that calculation.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

The following are reconciliations of foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross Billings," "Revenue" and "Income from operations," for the three months and year ended December 31, 2013.

The effect on the Company's gross billings, revenue and income from operations from changes in exchange rates versus the U.S. Dollar for the three months ended December 31, 2013 was as follows:

	Three Months Ended December 31, 2013			Three Months Ended December 31, 2013
	At Avg. Q4 2012 Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q3 2013 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$1,601,120	$(8,013)	$1,593,107	$1,578,913	$14,194	$1,593,107
Revenue	$767,856	$591	$768,447	$762,153	$6,294	$768,447
Income from operations	$10,046	$3,306	$13,352	$12,184	$1,168	$13,352

The effect on the Company's gross billings, revenue and income from operations from changes in exchange rates versus the U.S. Dollar for the year ended December 31, 2013 was as follows:

	Year Ended December 31, 2013			Year Ended December 31, 2013
	At Avg. 2012 Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q4'12 - Q3'13 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$5,797,599	$(40,269)	$5,757,330	$5,765,679	$(8,349)	$5,757,330
Revenue	$2,585,376	$(11,721)	$2,573,655	$2,574,687	$(1,032)	$2,573,655
Income from operations	$71,712	$4,042	$75,754	$75,009	$745	$75,754

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reported period been the same as those in effect during the three months and year ended December 31, 2012.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable period.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reported period been the same as those in effect during the three and twelve months ended September 30, 2013.

Groupon, Inc.
Supplemental Financial Information and Business Metrics (14)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013
Segments
North America Segment:
Gross Billings (1):
Local(2) Gross Billings:
Third Party	$430,255	$450,140	$449,770	$401,756	$436,705
Direct	—	—	693	1,040	39
Total Local Gross Billings	$430,255	$450,140	$450,463	$402,796	$436,744
Goods Gross Billings:
Third Party	$31,270	$17,294	$15,501	$12,650	$23,373
Direct	209,575	148,065	181,377	181,915	262,666
Total Goods Gross Billings	$240,845	$165,359	$196,878	$194,565	$286,039
Travel and Other Gross Billings:
Third Party and Other	$47,852	$65,820	$64,864	$67,638	$65,938
Direct	—	—	—	—	—
Total Travel and Other Gross Billings	$47,852	$65,820	$64,864	$67,638	$65,938
Total Gross Billings:
Third Party and Other	$509,377	$533,254	$530,135	$482,044	$526,016
Direct	209,575	148,065	182,070	182,955	262,705
Total Gross Billings	$718,952	$681,319	$712,205	$664,999	$788,721
Year-over-year growth	51%	23%	30%	20%	10%
% of Consolidated Gross Billings	47%	48%	50%	50%	50%
Gross Billings Trailing Twelve Months (TTM)	$2,373,153	$2,500,915	$2,664,845	$2,777,475	$2,847,244

Revenue (3):
Local Revenue:
Third Party	$142,454	$171,593	$174,117	$158,189	$159,175
Direct	—	—	693	1,040	39
Total Local Revenue	$142,454	$171,593	$174,810	$159,229	$159,214
Goods Revenue:
Third Party	$11,877	$3,144	$4,651	$3,999	$5,615
Direct	209,575	148,065	181,377	181,915	262,666
Total Goods Revenue	$221,452	$151,209	$186,028	$185,914	$268,281
Travel and Other Revenue:
Third Party and Other	$11,445	$16,752	$16,344	$15,695	$16,289
Direct	—	—	—	—	—
Total Travel and Other Revenue	$11,445	$16,752	$16,344	$15,695	$16,289
Total Revenue:
Third Party and Other Revenue	$165,776	$191,489	$195,112	$177,883	$181,079
Direct Revenue	209,575	148,065	182,070	182,955	262,705
Total Revenue	$375,351	$339,554	$377,182	$360,838	$443,784
Year-over-year growth	109%	42%	45%	24%	18%
% of Consolidated Revenue	59%	56%	62%	61%	58%
Revenue TTM	$1,165,700	$1,266,689	$1,383,690	$1,452,925	$1,521,358

Cost of Revenue (4):
Local Cost of Revenue:
Third Party	$23,203	$25,915	$19,818	$18,985	$17,918
Direct	—	—	636	1,887	31
Total Local Cost of Revenue	$23,203	$25,915	$20,454	$20,872	$17,949
Goods Cost of Revenue:
Third Party	$1,935	$475	$522	$480	$613
Direct	196,789	138,278	158,529	163,825	246,638
Total Goods Cost of Revenue	$198,724	$138,753	$159,051	$164,305	$247,251
Travel and Other Cost of Revenue:
Third Party and Other	$1,864	$2,530	$3,091	$4,092	$4,258
Direct	—	—	—	—	—
Total Travel and Other Cost of Revenue	$1,864	$2,530	$3,091	$4,092	$4,258

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013
Total Cost of Revenue:
Third Party and Other Cost of Revenue	$27,002	$28,920	$23,431	$23,557	$22,789
Direct Cost of Revenue	196,789	138,278	159,165	165,712	246,669
Total Cost of Revenue	$223,791	$167,198	$182,596	$189,269	$269,458
% of North America Total Revenue	60%	49%	48%	52%	61%

Gross Profit:
Local Gross Profit:
Third Party	$119,251	$145,678	$154,299	$139,204	$141,257
Direct	—	—	57	(847)	8
Total Local Gross Profit	$119,251	$145,678	$154,356	$138,357	$141,265
% of North America Total Local Revenue	83.7%	84.9%	88.3%	86.9%	88.7%
% of North America Total Local Gross Billings	27.7%	32.4%	34.3%	34.3%	32.3%
Goods Gross Profit
Third Party	$9,942	$2,669	$4,129	$3,519	$5,002
Direct	12,786	9,787	22,848	18,090	16,028
Total Goods Gross Profit	$22,728	$12,456	$26,977	$21,609	$21,030
% of North America Total Goods Revenue	10.3%	8.2%	14.5%	11.6%	7.8%
% of North America Total Goods Gross Billings	9.4%	7.5%	13.7%	11.1%	7.4%
Travel and Other Gross Profit:
Third Party and Other	$9,581	$14,222	$13,253	$11,603	$12,031
Direct	—	—	—	—	—
Total Travel and Other Gross Profit	$9,581	$14,222	$13,253	$11,603	$12,031
% of North America Total Travel and Other Revenue	83.7%	84.9%	81.1%	73.9%	73.9%
% of North America Total Travel and Other Gross Billings	20.0%	21.6%	20.4%	17.2%	18.2%
Total Gross Profit:
Third Party and Other	$138,774	$162,569	$171,681	$154,326	$158,290
Direct	12,786	9,787	22,905	17,243	16,036
Total Gross Profit	$151,560	$172,356	$194,586	$171,569	$174,326
% of North America Total Revenue	40.4%	50.8%	51.6%	47.5%	39.3%
% of North America Total Gross Billings	21.1%	25.3%	27.3%	25.8%	22.1%

Operating Income Excl Stock-Based Compensation (SBC), Acquisition-Related Expense (Benefit), net	$17,032	$41,366	$48,508	$25,168	$25,570
Year-over-year growth	(7)%	3%	12%	(36)%	50%
% of Consolidated Operating Income Excl SBC, Acq-Related	124%	81%	82%	64%	53%
Operating Margin Excl SBC, Acq-Related (% of North America Total revenue)	4.5%	12.2%	12.9%	7.0%	5.8%
Year-over-year growth (bps)	(570)	(460)	(380)	(640)	130
Operating Income TTM Excl SBC, Acq-Related	$139,726	$140,920	$145,999	$132,074	$140,612
Operating Margin TTM Excl SBC, Acq-Related (% of North America Total TTM revenue)	12.0%	11.1%	10.6%	9.1%	9.2%
Year-over-year growth (bps)	1,120	200	(380)	(540)	(280)

EMEA Segment:
Gross Billings
Local Gross Billings:
Third Party	$239,944	$259,423	$241,108	$207,110	$276,670
Direct	—	—	—	—	—
Total Local Gross Billings	$239,944	$259,423	$241,108	$207,110	$276,670
Goods Gross Billings:
Third Party	$195,582	$141,742	$165,413	$160,578	$122,902
Direct	9,020	7,451	2,181	9,271	96,978
Total Goods Gross Billings	$204,602	$149,193	$167,594	$169,849	$219,880
Travel and Other Gross Billings:
Third Party and Other	$87,935	$83,702	$73,548	$66,359	$69,163
Direct	—	—	—	—	—
Total Travel and Other Gross Billings	$87,935	$83,702	$73,548	$66,359	$69,163
Total Gross Billings:
Third Party and Other	$523,461	$484,867	$480,069	$434,047	$468,735
Direct	9,020	7,451	2,181	9,271	96,978
Total Gross Billings	$532,481	$492,318	$482,250	$443,318	$565,713
Year-over-year growth	2%	(8)%	4%	12%	6%
Year-over-year growth, excluding FX (5)	4%	(9)%	4%	9%	3%
% of Consolidated Gross Billings	35%	35%	34%	33%	36%
Gross Billings TTM	$1,928,507	$1,883,265	$1,903,136	$1,950,367	$1,983,599

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013
Revenue:
Local Revenue:
Third Party	$98,668	$110,715	$109,481	$91,448	$115,259
Direct	—	—	—	—	—
Total Local Revenue	$98,668	$110,715	$109,481	$91,448	$115,259
Goods Revenue:
Third Party	$49,173	$45,875	$32,938	$32,008	$22,296
Direct	9,020	7,451	2,181	9,271	96,978
Total Goods Revenue	$58,193	$53,326	$35,119	$41,279	$119,274
Travel and Other Revenue:
Third Party and Other	$19,417	$19,757	$15,362	$15,223	$16,672
Direct	—	—	—	—	—
Total Travel and Other Revenue	$19,417	$19,757	$15,362	$15,223	$16,672
Total Revenue:
Third Party and Other Revenue	$167,258	$176,347	$157,781	$138,679	$154,227
Direct Revenue	9,020	7,451	2,181	9,271	96,978
Total Revenue	$176,278	$183,798	$159,962	$147,950	$251,205
Year-over-year growth	(27)%	(20)%	(24)%	(21)%	43%
Year-over-year growth, excluding FX (5)	(25)%	(20)%	(25)%	(23)%	38%
% of Consolidated Revenue	28%	31%	26%	25%	33%
Revenue TTM	$805,476	$758,918	$707,325	$667,988	$742,915

Cost of Revenue:
Local Cost of Revenue:
Third Party	$10,622	$14,192	$10,898	$10,254	$10,374
Direct	—	—	—	—	—
Total Local Cost of Revenue	$10,622	$14,192	$10,898	$10,254	$10,374
Goods Cost of Revenue:
Third Party	$5,294	$5,880	$4,705	$3,972	$2,203
Direct	14,550	7,472	3,306	8,364	83,545
Total Goods Cost of Revenue	$19,844	$13,352	$8,011	$12,336	$85,748
Travel and Other Cost of Revenue:
Third Party and Other	$2,090	$2,533	$1,522	$1,679	$1,890
Direct	—	—	—	—	—
Total Travel and Other Cost of Revenue	$2,090	$2,533	$1,522	$1,679	$1,890
Total Cost of Revenue:
Third Party and Other Cost of Revenue	$18,006	$22,605	$17,125	$15,905	$14,467
Direct Cost of Revenue	14,550	7,472	3,306	8,364	83,545
Total Cost of Revenue	$32,556	$30,077	$20,431	$24,269	$98,012
% of EMEA Total Revenue	18%	16%	13%	16%	39%

Gross Profit:
Local Gross Profit:
Third Party	$88,046	$96,523	$98,583	$81,194	$104,885
Direct	—	—	—	—	—
Total Local Gross Profit	$88,046	$96,523	$98,583	$81,194	$104,885
% of EMEA Total Local Revenue	89.2%	87.2%	90.0%	88.8%	91.0%
% of EMEA Total Local Gross Billings	36.7%	37.2%	40.9%	39.2%	37.9%
Goods Gross Profit
Third Party	$43,879	$39,995	$28,233	$28,036	$20,093
Direct	(5,530)	(21)	(1,125)	907	13,433
Total Goods Gross Profit	$38,349	$39,974	$27,108	$28,943	$33,526
% of EMEA Total Goods Revenue	65.9%	75.0%	77.2%	70.1%	28.1%
% of EMEA Total Goods Gross Billings	18.7%	26.8%	16.2%	17.0%	15.2%
Travel and Other Gross Profit:
Third Party and Other	$17,327	$17,224	$13,840	$13,544	$14,782
Direct	—	—	—	—	—
Total Travel and Other Gross Profit	$17,327	$17,224	$13,840	$13,544	$14,782
% of EMEA Total Travel and Other Revenue	89.2%	87.2%	90.1%	89.0%	88.7%
% of EMEA Total Travel and Other Gross Billings	19.7%	20.6%	18.8%	20.4%	21.4%
Total Gross Profit:
Third Party and Other	$149,252	$153,742	$140,656	$122,774	$139,760
Direct	(5,530)	(21)	(1,125)	907	13,433
Total Gross Profit	$143,722	$153,721	$139,531	$123,681	$153,193
% of EMEA Total Revenue	81.5%	83.6%	87.2%	83.6%	61.0%
% of EMEA Total Gross Billings	27.0%	31.2%	28.9%	27.9%	27.1%

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013

Operating Income Excl SBC, Acq-Related	$8,776	$34,176	$24,708	$15,604	$37,018
Year-over-year growth	(77)%	(6)%	(22)%	(46)%	322%
% of Consolidated Operating Income Excl SBC, Acq-Related	64%	67%	42%	40%	77%
Operating Margin Excl SBC, Acq-Related (% of EMEA Total revenue)	5.0%	18.6%	15.4%	10.5%	14.7%
Year-over-year growth (bps)	(1,073)	282	40	(500)	970
Operating Income TTM Excl SBC, Acq-Related	$106,005	$103,853	$96,767	$83,264	$111,506
Operating Margin TTM Excl SBC, Acq-Related (% of EMEA Total TTM revenue)	13.2%	13.7%	13.7%	12.5%	15.0%
Year-over-year growth (bps) (6)	N/A	(13)	(132)	(300)	180

Rest of World Segment:
Gross Billings
Local Gross Billings:
Third Party	$128,954	$119,990	$114,630	$118,325	$116,291
Direct	—	—	—	—	—
Total Local Gross Billings	$128,954	$119,990	$114,630	$118,325	$116,291
Goods Gross Billings:
Third Party	$89,475	$70,994	$66,774	$71,127	$82,375
Direct	6,581	6,778	5,625	7,846	7,076
Total Goods Gross Billings	$96,056	$77,772	$72,399	$78,973	$89,451
Travel and Other Gross Billings:
Third Party and Other	$44,009	$36,370	$32,322	$37,033	$32,931
Direct	—	—	—	—	—
Total Travel and Other Gross Billings	$44,009	$36,370	$32,322	$37,033	$32,931
Total Gross Billings:
Third Party and Other	$262,438	$227,354	$213,726	$226,485	$231,597
Direct	6,581	6,778	5,625	7,846	7,076
Total Gross Billings	$269,019	$234,132	$219,351	$234,331	$238,673
Year-over-year growth	17%	(11)%	(21)%	(13)%	(11)%
Year-over-year growth, excluding FX	20%	(6)%	(16)%	(4)%	(2)%
% of Consolidated Gross Billings	18%	17%	16%	17%	15%
Gross Billings TTM	$1,078,524	$1,048,973	$992,302	$956,833	$926,487

Revenue:
Local Revenue:
Third Party	$46,166	$45,085	$43,323	$51,507	$40,314
Direct	—	—	—	—	—
Total Local Revenue	$46,166	$45,085	$43,323	$51,507	$40,314
Goods Revenue:
Third Party	$25,529	$18,062	$14,985	$17,215	$19,082
Direct	6,580	6,778	5,625	7,846	7,076
Total Goods Revenue	$32,109	$24,840	$20,610	$25,061	$26,158
Travel and Other Revenue:
Third Party and Other	$8,398	$8,125	$7,670	$9,703	$6,986
Direct	—	—	—	—	—
Total Travel and Other Revenue	$8,398	$8,125	$7,670	$9,703	$6,986
Total Revenue:
Third Party and Other Revenue	$80,093	$71,272	$65,978	$78,425	$66,382
Direct Revenue	6,580	6,778	5,625	7,846	7,076
Total Revenue	$86,673	$78,050	$71,603	$86,271	$73,458
Year-over-year growth	20%	(14)%	(26)%	(4)%	(15)%
Year-over-year growth, excluding FX	23%	(8)%	(21)%	7%	(6)%
% of Consolidated Revenue	14%	13%	12%	14%	10%
Revenue TTM	$363,296	$350,984	$325,988	$322,597	$309,382

Cost of Revenue:
Local Cost of Revenue:
Third Party	$9,801	$5,923	$7,962	$7,403	$7,158
Direct	—	—	—	—	—
Total Local Cost of Revenue	$9,801	$5,923	$7,962	$7,403	$7,158
Goods Cost of Revenue:
Third Party	$7,264	$11,501	$5,569	$5,685	$6,890
Direct	7,228	6,627	6,075	7,360	7,487
Total Goods Cost of Revenue	$14,492	$18,128	$11,644	$13,045	$14,377

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013
Travel and Other Cost of Revenue:
Third Party and Other	$1,832	$1,067	$1,420	$1,451	$1,234
Direct	—	—	—	—	—
Total Travel and Other Cost of Revenue	$1,832	$1,067	$1,420	$1,451	$1,234
Total Cost of Revenue:
Third Party and Other Cost of Revenue	$18,897	$18,491	$14,951	$14,539	$15,282
Direct Cost of Revenue	7,228	6,627	6,075	7,360	7,487
Total Cost of Revenue	$26,125	$25,118	$21,026	$21,899	$22,769
% of Rest of World Total Revenue	30%	32%	29%	25%	31%

Gross Profit:
Local Gross Profit:
Third Party	$36,365	$39,162	$35,361	$44,104	$33,156
Direct	—	—	—	—	—
Total Local Gross Profit	$36,365	$39,162	$35,361	$44,104	$33,156
% of Rest of World Total Local Revenue	78.8%	86.9%	81.6%	85.6%	82.2%
% of Rest of World Total Local Gross Billings	28.2%	32.6%	30.8%	37.3%	28.5%
Goods Gross Profit
Third Party	$18,265	$6,561	$9,416	$11,530	$12,192
Direct	(648)	151	(450)	486	(411)
Total Goods Gross Profit	$17,617	$6,712	$8,966	$12,016	$11,781
% of Rest of World Total Goods Revenue	54.9%	27.0%	43.5%	47.9%	45.0%
% of Rest of World Total Goods Gross Billings	18.3%	8.6%	12.4%	15.2%	13.2%
Travel and Other Gross Profit:
Third Party and Other	$6,566	$7,058	$6,250	$8,252	$5,752
Direct	—	—	—	—	—
Total Travel and Other Gross Profit	$6,566	$7,058	$6,250	$8,252	$5,752
% of Rest of World Total Travel and Other Revenue	78.2%	86.9%	81.5%	85.0%	82.3%
% of Rest of World Total Travel and Other Gross Billings	14.9%	19.4%	19.3%	22.3%	17.5%
Total Gross Profit:
Third Party and Other	$61,196	$52,781	$51,027	$63,886	$51,100
Direct	(648)	151	(450)	486	(411)
Total Gross Profit	$60,548	$52,932	$50,577	$64,372	$50,689
% of Rest of World Total Revenue	69.9%	67.8%	70.6%	74.6%	69.0%
% of Rest of World Total Gross Billings	22.5%	22.6%	23.1%	27.5%	21.2%
Operating Loss Excl SBC, Acq-Related	$(12,105)	$(24,389)	$(14,173)	$(1,619)	$(14,732)
Year-over-year growth	(68)%	174%	(331)%	91%	(22)%
% of Consolidated Operating Income Excl SBC, Acq-Related	(88)%	(48)%	(24)%	(4)%	(31)%
Operating Margin Excl SBC, Acq-Related (% of Rest of World Total revenue)	(14.0)%	(31.2)%	(19.8)%	(1.9)%	(20.1)%
Year-over-year growth (bps)	3,848	(2,139)	(1,640)	1,790	(610)
Operating Loss TTM Excl SBC, Acq-Related	$(42,016)	$(57,495)	$(68,379)	$(52,286)	$(54,913)
Operating Margin TTM Excl SBC, Acq-Related (% of Rest of World Total TTM revenue)	(11.6)%	(16.4)%	(21.0)%	(16.2)%	(17.7)%
Year-over-year growth (bps) (6)	N/A	3,590	788	330	(610)

Consolidated Results of Operations
Gross Billings
Local Gross Billings:
Third Party	$799,153	$829,553	$805,508	$727,191	$829,666
Direct	—	—	693	1,040	39
Total Local Gross Billings	$799,153	$829,553	$806,201	$728,231	$829,705
Goods Gross Billings:
Third Party	$316,327	$230,030	$247,688	$244,355	$228,650
Direct	225,176	162,294	189,183	199,032	366,720
Total Goods Gross Billings	$541,503	$392,324	$436,871	$443,387	$595,370
Travel and Other Gross Billings:
Third Party and Other	$179,796	$185,892	$170,734	$171,030	$168,032
Direct	—	—	—	—	—
Total Travel and Other Gross Billings	$179,796	$185,892	$170,734	$171,030	$168,032
Total Gross Billings:
Third Party and Other	$1,295,276	$1,245,475	$1,223,930	$1,142,576	$1,226,348
Direct	225,176	162,294	189,876	200,072	366,759
Total Gross Billings	$1,520,452	$1,407,769	$1,413,806	$1,342,648	$1,593,107
Year-over-year growth	24%	4%	10%	10%	5%
Year-over-year growth, excluding FX	25%	5%	11%	11%	5%
Gross Billings (TTM)	$5,380,184	$5,433,153	$5,560,283	$5,684,675	$5,757,330
Year-over-year growth	35%	16%	11%	12%	7%

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013
Revenue:
Local Revenue:
Third Party	$287,288	$327,393	$326,921	$301,144	$314,748
Direct	—	—	693	1,040	39
Total Local Revenue	$287,288	$327,393	$327,614	$302,184	$314,787
Goods Revenue:
Third Party	$86,579	$67,081	$52,574	$53,222	$46,993
Direct	225,175	162,294	189,183	199,032	366,720
Total Goods Revenue	$311,754	$229,375	$241,757	$252,254	$413,713
Travel and Other Revenue:
Third Party and Other	$39,260	$44,634	$39,376	$40,621	$39,947
Direct	—	—	—	—	—
Total Travel and Other Revenue	$39,260	$44,634	$39,376	$40,621	$39,947
Total Revenue:
Third Party and Other Revenue	$413,127	$439,108	$418,871	$394,987	$401,688
Direct Revenue	225,175	162,294	189,876	200,072	366,759
Total Revenue	$638,302	$601,402	$608,747	$595,059	$768,447
Year-over-year growth	30%	8%	7%	5%	20%
Year-over-year growth, excluding FX	31%	8%	8%	6%	20%
Total Consolidated Revenue TTM	$2,334,472	$2,376,591	$2,417,003	$2,443,510	$2,573,655
Year-over-year growth	45%	27%	18%	12%	10%

Cost of Revenue:
Local Cost of Revenue:
Third Party	$43,626	$46,030	$38,678	$36,642	$35,450
Direct	—	—	636	1,887	31
Total Local Cost of Revenue	$43,626	$46,030	$39,314	$38,529	$35,481
Goods Cost of Revenue:
Third Party	$14,493	$17,856	$10,796	$10,137	$9,706
Direct	218,567	152,377	167,910	179,549	337,670
Total Goods Cost of Revenue	$233,060	$170,233	$178,706	$189,686	$347,376
Travel and Other Cost of Revenue:
Third Party and Other	$5,786	$6,130	$6,033	$7,222	$7,382
Direct	—	—	—	—	—
Total Travel and Other Cost of Revenue	$5,786	$6,130	$6,033	$7,222	$7,382
Total Cost of Revenue:
Third Party and Other Cost of Revenue	$63,905	$70,016	$55,507	$54,001	$52,538
Direct Cost of Revenue	218,567	152,377	168,546	181,436	337,701
Total Cost of Revenue	$282,472	$222,393	$224,053	$235,437	$390,239
% of Total Consolidated Revenue	44%	37%	37%	40%	51%

Gross Profit:
Local Gross Profit:
Third Party	$243,662	$281,363	$288,243	$264,502	$279,298
Direct	—	—	57	(847)	8
Total Local Gross Profit	$243,662	$281,363	$288,300	$263,655	$279,306
% of Total Consolidated Local Revenue	84.8%	85.9%	88.0%	87.2%	88.7%
% of Total Consolidated Local Gross Billings	30.5%	33.9%	35.8%	36.2%	33.7%
Goods Gross Profit
Third Party	$72,086	$49,225	$41,778	$43,085	$37,287
Direct	6,608	9,917	21,273	19,483	29,050
Total Goods Gross Profit	$78,694	$59,142	$63,051	$62,568	$66,337
% of Total Consolidated Goods Revenue	25.2%	25.8%	26.1%	24.8%	16.0%
% of Total Consolidated Goods Gross Billings	14.5%	15.1%	14.4%	14.1%	11.1%
Travel and Other Gross Profit:
Third Party and Other	$33,474	$38,504	$33,343	$33,399	$32,565
Direct	—	—	—	—	—
Total Travel and Other Gross Profit	$33,474	$38,504	$33,343	$33,399	$32,565
% of Total Consolidated Travel and Other Revenue	85.3%	86.3%	84.7%	82.2%	81.5%
% of Total Consolidated Travel and Other Gross Billings	18.6%	20.7%	19.5%	19.5%	19.4%
Total Gross Profit:
Third Party and Other	$349,222	$369,092	$363,364	$340,986	$349,150
Direct	6,608	9,917	21,330	18,636	29,058
Total Gross Profit	$355,830	$379,009	$384,694	$359,622	$378,208
% of Total Consolidated Revenue	55.7%	63.0%	63.2%	60.4%	49.2%
% of Total Consolidated Gross Billings	23.4%	26.9%	27.2%	26.8%	23.7%

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013

Operating Income Excl SBC, Acq-Related	$13,703	$51,153	$59,043	$39,153	$47,856
Year-over-year growth	(24)%	(24)%	(18)%	(22)%	249%
Operating Margin Excl SBC, Acq-Related (% of Total Consolidated revenue)	2.1%	8.5%	9.7%	6.6%	6.2%
Year-over-year growth (bps)	(150)	(360)	(300)	(230)	410
Operating Income TTM Excl SBC, Acq-Related	$203,715	$187,278	$174,387	$163,052	$197,205
Operating Margin TTM Excl SBC, Acq-Related (% of Total Consolidated TTM revenue)	8.7%	7.9%	7.2%	6.7%	7.7%
Year-over-year growth (bps)	1,770	680	(40)	(280)	(100)

Operating (Loss) Income	$(12,861)	$21,178	$27,412	$13,812	$13,352
Year-over-year growth	14%	(47)%	(41)%	(46)%	204%
Operating Margin (% of Total Consolidated revenue)	(2.0)%	3.5%	4.5%	2.3%	1.7%
Year-over-year growth (bps)	100	(360)	(370)	(220)	370
Operating Income TTM	$98,701	$80,240	$61,167	$49,541	$75,754
Operating Margin TTM (% of Total Consolidated TTM revenue)	4.2%	3.4%	2.5%	2.0%	2.9%
Year-over-year growth (bps)	1,870	750	(100)	(240)	(130)

Net Loss Attributable to Common Stockholders	$(81,089)	$(3,992)	$(7,574)	$(2,580)	$(81,247)
Weighted Average Basic Shares Outstanding	655,678	658,800	662,361	666,433	668,046
Weighted Average Diluted Shares Outstanding (7)	655,678	658,800	662,361	666,433	668,046
Net Loss per Share:
Basic	$(0.12)	$(0.01)	$(0.01)	$(0.00)	$(0.12)
Diluted	$(0.12)	$(0.01)	$(0.01)	$(0.00)	$(0.12)

Groupon, Inc.
Supplemental Financial Information and Business Metrics (14)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net loss." (8)

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013
Net loss	$(80,047)	$(3,242)	$(5,551)	$(1,292)	$(78,861)
Adjustments:
Stock-based compensation	26,411	29,907	32,446	26,870	32,239
Acquisition related expense (benefit), net	153	68	(815)	(1,529)	2,265
Depreciation and amortization	15,965	20,700	21,468	23,149	24,132
Non-operating items:
Loss (income) on equity method investments	1,231	19	14	25	(14)
Other expense (income), net	48,279	5,064	5,565	(857)	84,847
Provision for income taxes	17,676	19,337	27,384	15,936	7,380
Total adjustments	109,715	75,095	86,062	63,594	150,849
Adjusted EBITDA	$29,668	$71,853	$80,511	$62,302	$71,988

The following is a quarterly reconciliation of Operating income, excluding stock-based compensation and acquisition-related (expense) benefit, net, to the most comparable U.S. GAAP financial measure, "Operating (loss) income." (8)

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013

Operating income, excluding stock-based compensation and acquisition-related (expense) benefit, net	$13,703	$51,153	$59,043	$39,153	$47,856
Stock-based compensation	(26,411)	(29,907)	(32,446)	(26,870)	(32,239)
Acquisition-related (expense) benefit, net	(153)	(68)	815	1,529	(2,265)
Operating (loss) income	$(12,861)	$21,178	$27,412	$13,812	$13,352

The following is a trailing twelve months reconciliation of Operating income, excluding stock-based compensation and acquisition-related (expense) benefit, net to the most comparable U.S. GAAP financial measure, "Operating income." (8)

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013

Operating income, excluding stock-based compensation and acquisition-related (expense) benefit, net TTM	$203,715	$187,278	$174,387	$163,052	$197,205
Stock-based compensation	(104,117)	(106,021)	(111,383)	(115,634)	(121,462)
Acquisition-related (expense) benefit, net	(897)	(1,017)	(1,837)	2,123	11
Operating income TTM	$98,701	$80,240	$61,167	$49,541	$75,754

The following is a quarterly reconciliation of foreign exchange rate neutral Gross Billings growth from the comparable quarterly periods of the prior year to reported Gross Billings growth from the comparable quarterly periods of the prior year.(9)

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013

EMEA Gross Billings growth, excluding FX	4%	(9)%	4%	9%	3%
FX Effect	(2)%	1%	—%	3%	3%
EMEA Gross Billings growth	2%	(8)%	4%	12%	6%

Rest of World Gross Billings growth, excluding FX	20%	(6)%	(16)%	(4)%	(2)%
FX Effect	(3)%	(5)%	(5)%	(9)%	(9)%
Rest of World Gross Billings growth	17%	(11)%	(21)%	(13)%	(11)%

Consolidated Gross Billings growth, excluding FX	25%	5%	11%	11%	5%
FX Effect	(1)%	(1)%	(1)%	(1)%	—%
Consolidated Gross Billings growth	24%	4%	10%	10%	5%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year. (9)

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013

EMEA Revenue growth, excluding FX	(25)%	(20)%	(25)%	(23)%	38%
FX Effect	(2)%	—%	1%	2%	5%
EMEA Revenue growth	(27)%	(20)%	(24)%	(21)%	43%

Rest of World Revenue growth, excluding FX	23%	(8)%	(21)%	7%	(6)%
FX Effect	(3)%	(6)%	(5)%	(11)%	(9)%
Rest of World Revenue growth	20%	(14)%	(26)%	(4)%	(15)%

Consolidated Revenue growth, excluding FX	31%	8%	8%	6%	20%
FX Effect	(1)%	—%	(1)%	(1)%	—%
Consolidated Revenue growth	30%	8%	7%	5%	20%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (14)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities."

	Q4 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013

Net cash provided by (used in) operating activities	$65,717	$8,760	$43,302	$(11,905)	$178,275
Purchases of property and equipment and capitalized software	(40,034)	(14,468)	(14,042)	(15,064)	(19,931)
Free cash flow(10)	$25,683	$(5,708)	$29,260	$(26,969)	$158,344

Net cash provided by operating activities (TTM)	$266,834	$191,880	$159,867	$105,874	$218,432
Purchases of property and equipment and capitalized software (TTM)	(95,836)	(97,221)	(84,554)	(83,608)	(63,505)
Free cash flow (TTM)	$170,998	$94,659	$75,313	$22,266	$154,927

Net cash used in investing activities	$(52,753)	$(30,679)	$(15,862)	$(26,444)	$(23,330)
Net cash used in financing activities	$(6,495)	$(9,342)	$(7,941)	$(8,970)	$(55,444)

Net cash used in investing activities (TTM)	$(194,979)	$(179,214)	$(134,923)	$(125,738)	$(96,315)
Net cash provided by (used in) financing activities (TTM)	$12,095	$11,028	$(21,071)	$(32,748)	$(81,697)

Other Metrics:
Active Customers (11)
North America	17.2	18.2	19.1	19.9	20.8
EMEA	14.3	14.0	13.9	14.0	14.2
Rest of World	9.5	9.5	9.6	9.6	9.9
Total Active Customers	41.0	41.7	42.6	43.5	44.9

TTM Gross Billings / Average Active Customer(12)
North America	$152	$151	$156	$155	$150
EMEA	$146	$137	$135	$137	$139
Rest of World	$126	$116	$108	$102	$95
Consolidated	$144	$138	$138	$137	$134

Headcount
Sales(13)	4,677	4,566	4,679	4,801	4,834
% North America	25%	28%	26%	28%	29%
% EMEA	42%	38%	39%	37%	37%
% Rest of World	33%	34%	35%	35%	34%
Other	6,717	6,433	6,306	6,453	6,449
Total Headcount	11,394	10,999	10,985	11,254	11,283

(1)	Represents the total dollar value of customer purchases of goods and services, excluding any applicable taxes and net of estimated refunds. Includes direct billings and third party and other billings.

(2)	Local represents deals from local merchants, deals with national merchants, and deals through local events.

(3)
Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue.

(4)
Cost of revenue is comprised of direct and certain indirect costs incurred to generate revenue. Direct cost of revenue includes the cost of inventory, shipping and fulfillment costs and inventory markdowns. Third party cost of revenue includes estimated refunds for which the merchant's share is not recoverable. Other costs incurred to generate revenue are allocated to cost of third party and other revenue and direct revenue for each of our categories (Local, Goods, and Travel and other) in proportion to gross billings during the period.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting period been the same as those in effect in the prior year period.

(6)
International operating margin information broken out between EMEA and Rest of World is not readily available for quarterly periods during the year ended December 31, 2010. Therefore, the Company is presenting year-over-year basis point (bps) growth for operating margin TTM excluding stock-based compensation and acquisition-related expense (benefit), net beginning in the first quarter of 2013.

(7)
The weighted-average diluted shares outstanding is calculated using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock units and restricted shares, as calculated using the treasury stock method.

(8)
Adjusted EBITDA and Operating income excluding stock-based compensation and acquisition-related (expense) benefit, net are non-GAAP financial measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net loss" for the periods presented, and the Company reconciles Operating income excluding stock-based compensation and acquisition-related (expense) benefit, net to the most comparable U.S. GAAP financial measure, "Operating (loss) income," for the periods presented.

(9)
Foreign Exchange Rate neutral operating results are non-GAAP financial measures. The Company reconciles "foreign exchange rate neutral Gross Billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross Billings" and "Revenue," respectively, for the periods presented.

(10)
Free cash flow is a non-GAAP financial measure. The Company reconciles this measure to the most comparable U.S. GAAP financial measure, ''Net cash provided by (used in) operating activities," for the periods presented.

(11)	Reflects the total number of unique user accounts who have purchased a voucher or product from us during the trailing twelve months.

(12)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(13)	Includes merchant sales representatives, as well as sales support.

(14)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.